UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2019

Commission file number	Registrant, State of Incorporation or Organization, Address of Principal Executive Offices, and Telephone Number	IRS Employer Identification No.

1-32853	DUKE ENERGY CORPORATION	20-2777218
(a Delaware corporation) 550 South Tryon Street Charlotte, North Carolina 28202-1803 704-382-6200

1-3543	DUKE ENERGY INDIANA, LLC	35-0594457
(an Indiana limited liability company) 1000 East Main Street Plainfield, Indiana 46168

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	DUK	New York Stock Exchange LLC
5.125% Junior Subordinated Debentures due January 15, 2073	DUKH	New York Stock Exchange LLC
5.625% Junior Subordinated Debentures due September 15, 2078	DUKB	New York Stock Exchange LLC
Depositary Shares, each representing a 1/1,000th interest in a share of 5.75% Series A Cumulative Redeemable Perpetual Preferred Stock, par value $0.001 per share	DUK PR A	New York Stock Exchange LLC

Item 8.01.   Other Events.

On July 2, 2019, Duke Energy Indiana, LLC (“DEI”) filed a general rate case with the Indiana Utility Regulatory Commission (the “IURC”) to request an overall approximate 15% increase in retail revenues, or approximately $395 million, with an overall rate of return of approximately 6.15% based on approval of a 10.4% return on equity and a 53% equity component of the capital structure.  The request is premised upon a DEI rate base of $10.2 billion as of December 31, 2018, and adjusted for projected changes through December 31, 2020.

Although a procedural schedule has not yet been established by the IURC, hearings are expected to commence in late 2019 or early 2020, with rates to be effective in mid-2020.

An overview providing additional detail on the filing is attached to this Form 8-K as Exhibit 99.1.

Item 9.01.   Financial Statements and Exhibits.

(d)           Exhibits.

99.1	Duke Energy Indiana Summary of 2019 Rate Case Filing

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE ENERGY CORPORATION

Date: July 2, 2019	By:	/s/ David S. Maltz
	Name:	David S. Maltz
	Title:	Assistant Secretary

DUKE ENERGY INDIANA, LLC

Date: July 2, 2019	By:	/s/ David S. Maltz
	Name:	David S. Maltz
	Title:	Assistant Secretary